 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2023

Natural Resource Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-213553	32-0500871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 Rialto Boulevard Oak Hill Austin, TX	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-968-5642

Boxxy Inc

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 14, 2023, Boxxy, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of the State of Nevada to change the Company’s name to Natural Resource Holdings, Inc. Additionally, upon the process and announcement from the Financial Industry Regulatory Authority, effective 20 business days from February 21, 2023, the Company will begin trading under its new ticker symbol “NRHI”.

Item 8.01 Other Events

On February 14, 2023, a majority of Boxxy Inc’s stockholders approved an amendment to Boxxy Inc’s Certificate of Incorporation effecting a one-for-twenty reverse split of Boxxy Inc’s common stock. The reverse split was effective as of the open of business on Tuesday, February 21, 2023. As a result of the reverse stock split, every twenty shares of Boxxy Inc’s old common stock will be converted into one share of Boxxy Inc’s new common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2023	By:	/s/ Lian Yao Bin
Lian Yao Bin

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